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                           NWNL NORTHSTAR SERIES TRUST
                                CLASS B SHARES
                              DISTRIBUTION PLAN
                             PURSUANT TO RULE 12B-1

     Distribution Plan (the "Plan") for Class B shares of NWNL Northstar High Yield Bond Fund, NWNL Northstar Income and Growth Fund, and NWNL Northstar Multi-Sector Bond Fund (each a "Fund" and collectively the "Funds"), series of NWNL Northstar Series Trust, a Massachusetts business trust, (the "Trust").

1. Each Fund shall reimburse the distributor, NWNL Northstar Distributors, Inc. ("Distributors"), as Underwriter of each Fund's Class B shares, or any successor of Distributors authorized to act as underwriter for each Fund, at the end of each month, up to a maximum on an annual basis of 0.75% of the average daily value of the net assets of each Fund's Class B shares, for distribution expenditures incurred in connection with the sale and promotion of the Class B shares of each Fund and the furnishing of services to Class B shareholders of each Fund. Such expenditures may consist of: (i) commissions to sales personnel for selling Class B shares of the Funds (including underwriting commissions and finance charges related to the payment of commissions); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) payments to broker-dealers and other financial institutions which have entered into agreements with the Distributor in the form of the Dealer Agreement for Northstar Affiliated Investment Companies for services rendered in connection with the sale and distribution of Class B shares of each Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to the Class B shares of each Fund; (v) the costs of preparing and distributing promotional materials; (vi) the cost of printing the Trust's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that the Trustees determine are reasonably calculated to result in sales of Class B shares of the Fund; provided, however, that a portion of such amount paid to Distributors, which portion shall be equal to or less than .25% annually of the average daily net assets of each Fund's Class B shares, may be paid for reimbursing the costs of providing services to Class B shareholders, including assistance in connection with inquiries related to shareholder accounts (the "Service Fee").

Amounts paid or payable by each Fund under this Plan or any agreement with any person or entity relating to the implementation of this Plan ("related agreement") shall only be used to pay for, or reimburse payment for, the distribution expenditures described in the preceding paragraph and shall, given all surrounding circumstances, represent charges within the range of what would have been negotiated at arm's-length as payment for the specific sales or promotional services and activities to be financed hereunder and any related agreement, as determined by the Trustees, in the exercise of reasonable business judgment, in light of their fiduciary duties under state law and Sections 36(a) and (b) of the Investment Company Act of 1940, as amended (the "Act") and based upon appropriate business estimates and projections.

2. At least quarterly in each year that this Plan remains in effect, each Fund's Principal Accounting Officer or Treasurer, or such other person authorized to direct the

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disposition of monies paid or payable by each Fund, shall prepare and furnish to the Trustees for their review, and the Trustees shall review, a written report complying with the requirements of Rule 12b-1 under the Act regarding the amounts expended by such Fund under the Plan and the purposes for which such expenditures were made.

3. This Plan shall not take effect until it, together with any related agreements, have been approved (a) by a vote of at least the majority of the Trustees, acting separately on behalf of each Fund, as well as a vote of at least a majority of the Trustees who are not interested persons (as defined in the Act) of each Fund and who have no direct or indirect financial interest in the operation of the Plan or in any related agreements (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or any related agreements, and if required under the 1940 Act (b) by a vote of at least a majority (as defined in the Act) of the outstanding Class B shares of each Fund.

4. This Plan shall remain in effect for one year from the date of its execution and may be continued thereafter if specifically approved at least annually by vote of at least a majority of the Trustees, acting separately on behalf of each Fund, as well as a majority of the Disinterested Trustees. This Plan may be amended at any time, provided that (a) the Plan may not be amended to increase materially the amount of the distribution fees or Service Fees payable hereunder pursuant to Paragraph 1 hereof without the approval of at least a majority (as defined in the Act) of the outstanding Class B shares of each Fund and (b) all material amendments to this Plan must be approved by a vote of the Trustees, acting separately on behalf of each Fund, and of the Disinterested Trustees.

5. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Disinterested Trustees then in office.

6. Any related agreements shall be in writing and each shall provide that (a) such agreement shall be subject to termination, without penalty, by vote of a majority (as defined in the Act) of the outstanding Class B shares of each Fund on not more than 60' days' written notice to any other party to the agreement; and (b) such agreement shall terminate automatically in the event of its assignment.

7. This Plan may be terminated at any time by a vote of a majority of the Disinterested Trustees, acting separately on behalf of each Fund, or by vote of a majority (as defined in the Act) of the outstanding Class B shares of each respective Fund. In the event this Plan is terminated or otherwise discontinued with respect to any Fund, the Fund no longer will be obligated to reimburse Distributors for distribution related expenses incurred under the Plan, unless payment by the Fund of all or any of such unreimbursed expenses shall be specifically approved by the Trustees, including a majority of the Disinterested Trustees, of the Funds.

8. The Funds shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 2 hereof, and any information, estimates, projections and other materials that serve as a basis therefor, considered by the Trustees of the Fund, for a period


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of not less than six years from the date of this Plan, or the agreements or reports, as the case may be, the first two years in an easily accessible place.

9. The Declaration of Trust, establishing the Trust, dated August 18, 1993, a copy of which together with all amendments thereto (the "Declaration") is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "NWNL Northstar Series Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

IN WITNESS WHEREOF, the Funds have each executed this Plan on November 8, 1993, and amended same as of August 1, 1994.

                                   NWNL NORTHSTAR HIGH YIELD BOND FUND
                                             Class B shares

                                   By: ____________________________

Attest:

____________________
                                   NWNL NORTHSTAR INCOME AND GROWTH FUND
                                             Class B shares

                                   By: ____________________________

Attest:

_____________________

                                   NWNL NORTHSTAR MULTI-SECTOR BOND FUND
                                             Class B shares

                                   By: _______________________________


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

                           NWNL NORTHSTAR SERIES TRUST
                    CERTIFICATION OF RENEWAL RIDER TO CLASS B
                                DISTRIBUTION PLAN

The undersigned, being the duly elected and acting Secretary of the NWNL Northstar High Yield Bond Fund, NWNL Northstar Income and Growth Fund, and NWNL Northstar Multi-Sector Bond Fund hereby certifies that the Distribution Plan for Class B Shares of each Fund, pursuant to Article 4 thereof, shall remain in full force and effect for the latest successive annual period set forth below.



Period of Effectiveness                 Certification/Signature
-----------------------                 -----------------------

     /94 - /95
-----------------------            -----------------------------------

     /95 - /96
-----------------------            -----------------------------------

     /96 - /97
-----------------------            -----------------------------------

     /97 - /98
-----------------------            -----------------------------------

     /98 - /99
-----------------------            -----------------------------------

     /99 - /2000
-----------------------            -----------------------------------


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